Exhibit 4.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (together with the Exhibits and Schedules hereto, this “Agreement”) is entered into as of January 4, 2006, by and among Rosetta Stone Inc., a Delaware corporation (“Parent”); ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Offshore, L.P. and ABS Capital Partners IV Special Offshore, L.P. (each an “ABS Fund” and collectively, “ABS”); Norwest Equity Partners VIII, L.P. (“Norwest”); Madison Capital Funding LLC (“Madison”); and Tom Adams (“Adams” and, together with ABS, Norwest and Madison, individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, Parent desires to issue and sell, and ABS desires to purchase, the number of shares of Parent’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and the number of shares of Parent’s Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”), set forth opposite the name of each ABS Fund on Schedule A hereto, each for the amount of $100.00 per share, respectively;

WHEREAS, Parent desires to issue and sell, and Norwest desires to purchase, the number of shares of Parent’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and the number of shares of Parent’s Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”, and together with the Class A Common Stock, Class B Common Stock and Series A-1 Preferred Stock, the “Shares”), set forth opposite the name of Norwest on Schedule A hereto, each for the amount of $100.00 per share, respectively;

WHEREAS, Parent desires to issue and sell, and Madison desires to purchase, the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Madison on Schedule A hereto, each for the amount of $100.00 per share, respectively; and

WHEREAS, Parent desires to issue and sell, and Adams desires to purchase, the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Adams on Schedule A hereto, each for the amount of $100.00 per share, respectively.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1                          Purchase and Sale.

(a)                        Parent hereby sells, assigns, transfers and delivers to ABS the number of shares of Class A Common Stock and the number of shares of Series A-1 Preferred Stock set forth opposite the name of each ABS Fund on Schedule A, and ABS hereby purchases from Parent the number of shares of Class A Common Stock and the number of shares of Series A-1 Preferred Stock set forth opposite the name of each ABS Fund on Schedule A for the aggregate purchase price set forth opposite the name of each ABS Fund under the heading “Total Purchase Price” on Schedule A.

(b)                       Parent hereby sells, assigns, transfers and delivers to Norwest the number of shares of Class B Common Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Norwest on Schedule A, and Norwest hereby purchases from Parent the number of shares of Class B Common Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Norwest on Schedule A for the aggregate purchase price set forth opposite the name of Norwest under the heading “Total Purchase Price” on Schedule A.

(c)                        Parent hereby sells, assigns, transfers and delivers to Madison the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Madison on Schedule A, and Madison hereby purchases from Parent the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Madison on Schedule A for the aggregate purchase price set forth opposite the name of Madison under the heading “Total Purchase Price” on Schedule A.

(d)                       Parent hereby sells, assigns, transfers and delivers to Adams the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Adams on Schedule A, and Adams hereby purchases from Parent the number of shares of Class A Common Stock, the number of shares of Series A-1 Preferred Stock and the number of shares of Series A-2 Preferred Stock set forth opposite the name of Adams on Schedule A for the aggregate purchase price set forth opposite the name of Adams under the heading “Total Purchase Price” on Schedule A.

Section 1.2                                                Deliveries on Behalf of Parent. Parent hereby delivers to each Purchaser; (i) one or more certificates representing the number of Shares set forth opposite the name of such entity or individual on Schedule A and (ii) cross-receipts, in the form of Exhibit A hereto, duly executed by Parent.

Section 1.3                                                Deliveries by the Purchasers. Each Purchaser listed on Schedule A hereby delivers to Parent (i) a check or wire transfer of immediately available funds of the aggregate purchase price set forth opposite the name of such Purchaser under the heading “Total Purchase Price” on Schedule A hereto and (ii) a cross-receipt, in the form of Exhibit A hereto, duly executed by such Purchaser.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1                                                Each of the Purchasers, severally but not jointly, represents and warrants, as to such Purchaser only, to Parent that such Purchaser:

(a)                        has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares contemplated hereby, and the Purchaser’s financial situation is such that the Purchaser is able to bear indefinitely the economic risk of such investment;

(b)                       has had the opportunity to meet with certain of Parent’s officers and representatives to discuss Parent’s business, assets, liabilities and financial condition;

(c)                        is acquiring the Shares for its own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended, and the regulations promulgated thereunder (the “Securities Act”);

(d)                       understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or pursuant to an exemption therefrom and further understands that availability of an exemption may depend on factors over which the Purchaser has no control;

(e)                        is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(f)                          is not relying upon any information, other than that contained in this Agreement and the results of the Purchaser’s own independent investigation;

(g)                       if not a natural person, is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization;

(h)                       has the power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby. The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as the enforceability thereof may be limited by general principles of equity applicable to bankruptcy, insolvency, reorganization or similar laws generally; and

Section 2.2                                                The Company hereby makes the following representations and warranties to each Purchaser:

(a)                        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

(b)                       Immediately prior to the date hereof and after giving effect to the incorporation of the Company (the “Company Formation”), (i) the authorized capital stock of the Company consists of 3,561,958 shares, consisting of 3,000,000 shares of Common Stock, of which (A) 45,000 shares are designated as Class A Common Stock and (B) 1,000,000 shares are designated as Class B Common Stock, and 561,958 shares of Preferred Stock, of which (A) 446,958 shares are designated as Class A Preferred Stock and (B) 115,000 shares are designated as Class B Preferred Stock, and of the Class A Preferred Stock, 268,758 shares are further designated Series A-1 Preferred Stock, and 178,200 shares are further designated Series A-2 Preferred Stock, and (ii) the Company has issued and outstanding 0 shares of Series A-1 Preferred Stock, 0 shares of Series A-2 Preferred Stock, 0 shares of Class B Preferred Stock, 0 shares of Class A Common Stock and 0 shares of Class B Common Stock.

(c)                        Immediately prior to the date hereof and after giving effect to the Company Formation, except as set forth in this Agreement, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock or any agreement related thereto.

(d)                       As of the date hereof and after giving effect to the Company Formation, the outstanding capital stock of the Company will be as set forth on Schedule 2.2(d).

(e)                             The Shares of the Company will be and all of the outstanding shares of the Company’s capital stock have been duly authorized, validly issued, fully paid and nonassessable.

(f)                          The Company has delivered to the Purchaser true and complete copies of its certificate of incorporation and bylaws as in effect on the date hereof.

(g)                       The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to be executed by the Company, the filing of the Company’s amended and restated certificate of incorporation with the Secretary of the State of Delaware, and the offering, sale and issuance of the Shares hereunder, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the certificate of incorporation or the bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

(h)                       Neither the Company nor anyone acting on its behalf has offered the Shares or any similar security or securities for sale to or otherwise approached or negotiated in respect of such offer in a manner constituting a general solicitation. Neither the Company nor anyone on its behalf has taken or will take any action that would subject the issuance or sale of any of the Company’s securities to the registration requirements of the Securities Act. Assuming the truth and accuracy of the representations set forth in Section 2.1 hereof, the offers and sales of the Shares pursuant to the terms hereof are not required to be registered under the Securities Act or any state securities laws.

(i)                           The Company is newly-formed as of December 23, 2005 for the purpose of acting as a holding company for Rosetta Stone Holdings Inc. and has not conducted any business or incurred any material liabilities or obligations except those in connection with the proposed acquisition.

(j)                           No representation, warranty or statement made by the Company in this Agreement or pursuant to any agreement, certificate, statement, financial disclosure or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE III
MISCELLANEOUS

Section 3.1                                                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

Section 3.2                                                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature Pages Follow]

ROSETTA STONE INC.

By:	/s/ Tom Adams
Name: Tom Adams
Title: Chief Executive Officer and President

Signature Page to Subscription Agreement

ABS CAPITAL PARTNERS IV, L.P.
By: ABS Partners IV, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

ABS CAPITAL PARTNERS IV-A, L.P.
By: ABS Partners IV, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

ABS CAPITAL PARTNERS IV OFFSHORE FUND,
L.P.
By: ABS Partners IV, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

ABS CAPITAL PARTNERS IV SPECIAL
OFFSHORE, L.P.
By: ABS Partners IV, L.L.C.,
Its General Partner

By:	/s/ Laura L. Witt
Name: Laura L. Witt
Title: Managing Member

Signature Page to Subscription Agreement

NORWEST EQUITY PARTNERS VIII, LP

By: Itasca Partners VIII, LLC
Its General Partner

By:	/s/ Steven M. Farsht
Name: Steven M. Farsht
Title: Member

Signature Page to Subscription Agreement

MADISON CAPITAL FUNDING LLC

By:	/s/ [ILLEGIBLE]
Title:	Managing Director

Signature Page to Subscription Agreement

TOM ADAMS

/s/ Tom Adams

Signature Page to Subscription Agreement

Schedule A

SCHEDULE A

Name of Purchaser	Type of Stock Purchased	Par Value Per Share		Number of Shares Purchased	Total Purchase Price
ABS Capital Partners IV, L.P.	Class A Common Stock		$0.001	25,717
	Series A-1 Preferred Stock		$0.001	231,452	$25,716,900.00
ABS Capital Partners IV-A, L.P.	Class A Common Stock		$0.001	861
	Series A-1 Preferred Stock		$0.001	7,749	$861,000.00
ABS Capital Partners IV Offshore, L.P.	Class A Common Stock Series A-1 Preferred Stock	$ $	0.001 0.001	1,477 13,293	$1,477,000.00
ABS Capital Partners IV Special Offshore, L.P.	Class A Common Stock Series A-1 Preferred Stock	$ $	0.001 0.001	1,007 9,064	$1,007,100.00
Norwest Equity Partners VIII, L.P.	Class B Common Stock		$0.001	19,000
	Series A-2 Preferred Stock		$0.001	171,000	$19,000,000.00
Madison Capital Funding LLC	Class A Common Stock		$0.001	1,000
	Series A-1 Preferred Stock		$0.001	4,500
	Series A-2 Preferred Stock		$0.001	4,500	$1,000,000.00
Tom Adams	Class A Common Stock		$0.001	600
	Series A-1 Preferred Stock		$0.001	2,700
	Series A-2 Preferred Stock		$0.001	2,700	$600,000.00